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                                                                     Exhibit 1.1
                                     $60,000,000

                           COMMUNITY FIRST BANKSHARES, INC.

                          7.30% SUBORDINATED NOTES DUE 2004

                                  PURCHASE AGREEMENT

                                                                   June 19, 1997

PIPER JAFFRAY INC.
KEEFE, BRUYETTE & WOODS, INC.
c/o Piper Jaffray Inc.
Piper Jaffray Tower
222 South Ninth Street
Minneapolis, Minnesota  55402

Ladies and Gentlemen:

    Community First Bankshares Inc., a Delaware corporation (the "Company") proposes to sell to Piper Jaffray Inc. and Keefe, Bruyette & Woods, Inc. (the "Initial Purchasers") its 7.30% Subordinated Notes due 2004 in an aggregate principal amount of $60,000,000 (the "Securities"). The Securities will be issued under an indenture, dated as of June 24, 1997 (the "Indenture"), between the Company and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"). The net proceeds to the Company from the sale of the Securities will be used to provide a portion of the financing to fund the acquisition of KeyBank National Association (Wyoming), ("Key Bank"), pursuant to that certain Stock Purchase Agreement, dated February 18, 1997 (the "Stock Purchase Agreement") among Keycorp, Key Bank of the Rocky Mountains, Inc., and the Company.

    The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon exemptions from the registration requirements of the Securities Act. The Company hereby confirms its agreement with respect to the sale of the Securities to the Initial Purchasers.

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    1.      OFFERING MEMORANDA.

    In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum, dated June 11, 1997 (including any and all exhibits thereto and any information incorporated by reference therein, and collectively with the "Supplement dated June 17, 1997 to Preliminary Offering Memorandum Dated June 11, 1997", the "Preliminary Offering Memorandum"), and an offering memorandum, dated June 19, 1997 (including any and all exhibits thereto and any information incorporated by reference therein, the "Offering Memorandum"). Each of the Preliminary Offering Memorandum and the Offering Memorandum sets forth certain information concerning the Company and the Securities. The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers. Unless stated to the contrary, any references herein to the terms "amend", "amendment" or "supplement" with respect to the Offering Memorandum shall be deemed to refer to and include any information filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the Closing Date which is incorporated by reference therein.

    1.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         (a) The Company represents and warrants to, and agrees with, the Initial Purchasers as follows:

            (i) As of their respective dates, the Preliminary Offering Memorandum and the Offering Memorandum (the "Memoranda") did not, and at the Closing Date the Offering Memorandum will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from the Preliminary Offering Memorandum or the Offering Memorandum in reliance upon, and in conformity with, written information furnished to the Company by you specifically for use in the preparation thereof.

            (ii) Neither the Company nor any of its Affiliates (as that term is used within the meaning of Rule 501(b) of Regulation D under the Securities Act ("Regulation D")), nor any person acting on its or their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration of the Securities under the Securities Act.

            (iii) Neither the Company, nor any of its Subsidiaries, nor any person acting on its or their behalf has (i) engaged, in connection with the offering of the Securities, in any form of general solicitation or general advertising (as those terms are used within the meaning of Regulation D) or (ii) solicited offers for, or offered or sold, such Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

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            (iv)   The Securities satisfy the eligibility requirements of Rule
    144A(d)(3) under the Securities Act.

            (v) The consolidated financial statements of the Company, together with the notes thereto, included in the Memoranda (and any amendments or supplements thereto) comply in all material respects with the requirements of the Securities Act and Exchange Act and fairly present the financial condition of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated in the Memoranda); and the supporting schedules present fairly the information required to be stated therein; and the other financial and statistical information and data of the Company and its consolidated subsidiaries included in the Preliminary Offering Memorandum or Offering Memorandum, historical and pro forma, are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company. The independent public accountants whose reports are included in the Memoranda, are independent public accountants as required by the Securities Act and Exchange Act and the rules and regulations ("Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder.

            (vi) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHC Act"), supervised by the Board of Governors of the Federal Reserve System (the "FRB"). The only subsidiaries of the Company, other than CFB Capital I (the "Trust"), (each a "Subsidiary" and collectively the "Subsidiaries") and the percentage of issued and outstanding shares of stock of each such Subsidiary owned of record and beneficially by the Company are set forth in Exhibit A attached hereto. Each Subsidiary has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization as the case may be. Each of the Company and its Subsidiaries has full corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Memoranda, and is duly qualified to do business as a foreign corporation in good standing under the corporation and financial services laws of each jurisdiction in which the conduct of its business or ownership or lease of its properties requires such qualification and where the failure to be so qualified would, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business, prospects, assets, results of operations or properties of the Company and its subsidiaries taken as a whole. Other than the foregoing Subsidiaries and the Trust, the Company owns no capital stock or other equity, ownership or proprietary interest in any company, partnership, association, trust or other entity. The accounts of each of the Company's subsidiaries which are banks are insured by the Bank Insurance Fund of the Federal Deposit Insurance Corporation (the "FDIC") up to the maximum applicable amount in accordance with the rules and regulations of the FDIC, and no proceedings for the termination or revocation of such membership or insurance are pending, or, to the knowledge of the Company, threatened.

            (vii) The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Act with full trust power and authority to own property

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    and to conduct its business as described in the Memoranda and is authorized to do business in each jurisdiction in which such qualification is required, except where the failure to so qualify would not have a material adverse effect on the Company's condition (financial or otherwise), earnings, business, prospects, assets, results of operations or properties taken as a whole; the Trust has conducted and will conduct no business other than the transactions contemplated by an Amended and Restated Trust Agreement, among Wilmington Trust Company, the administrative trustees named therein and the Company and described in the Memoranda; the Trust is not a party to or otherwise bound by any agreement other than those described in the Memoranda; the Trust is and will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation; and the Trust is and will be treated as a consolidated subsidiary of the Company pursuant to generally accepted accounting principles.

            (viii) Except as contemplated in the Memoranda, subsequent to the respective dates as of which information is given in the Memoranda, neither the Trust, nor the Company nor any of its Subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock (other than dividends paid in the ordinary course with respect to shares of the Company's Common Stock or any of its Subsidiaries' Common Stock); and there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company or any of its Subsidiaries, or any material adverse change, or any development involving a prospective material adverse change, in the general affairs, condition (financial or otherwise), business, key personnel, property, prospects, net worth or results of operations of the Trust, the Company and its Subsidiaries, taken as a whole (a "Material Adverse Change").

            (ix) Except as set forth in the Memoranda, there is not pending or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Trust, the Company or any of its Subsidiaries is a party before or by any court or governmental agency, authority or body, or any arbitrator, which might result in any Material Adverse Change.

            (x) Each of this Agreement, the Indenture and the Registration Rights Agreement between the Company and the Initial Purchasers (the "Registration Rights Agreement") has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder and under the Registration Rights Agreement may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The execution, delivery and performance of this Agreement, the Indenture and the Registration Rights Agreement and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any agreement or instrument to which the Company is a party or by which it is bound or to which any of its property is subject, the Company's charter or by-laws, or any order, rule, regulation or decree of any court or governmental agency or body having

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    jurisdiction over the Company or any of its properties; no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Indenture and the Registration Rights Agreement or for the consummation of the transactions contemplated hereby or thereby, including the issuance or sale of the Securities by the Company; it is not necessary in connection with the offer, sale and delivery of the Securities or in connection with the initial resale of such Securities in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the Securities Act; and the Company has full power and authority to enter into this Agreement, the Indenture and the Registration Rights Agreement and to authorize, issue and sell the Securities as contemplated by this Agreement.

            (xi) All of the issued and outstanding shares of capital stock of the Company, including the outstanding shares of Common Stock, are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and the holders thereof are not subject to personal liability by reason of being such holders; and the capital stock of the Company, including the Common Stock, conforms to the description thereof in the Memoranda. Except as otherwise stated in the Memoranda, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company's charter, by-laws or any agreement or other instrument to which the Company is a party or by which the Company is bound. The offering or sale of the Securities as contemplated by this Agreement does not give rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company. All of the issued and outstanding shares of capital stock of each of the Company's Subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise described in the Memoranda and except for any directors' qualifying shares, the Company owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of such stock. Except as described in the Memoranda, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company or any subsidiary of the Company any shares of the capital stock of the Company or any subsidiary of the Company. The Company has an authorized and outstanding capitalization as set forth in the Memoranda.

            (xii) The Securities to be issued and sold hereunder have been duly and validly authorized by the Company and the Securities, when they are authenticated by the Trustee and issued, sold and delivered in accordance with this Agreement and the Indenture against payment therefor as provided by this Agreement, will have been duly and validly executed, authenticated, issued and delivered and will constitute valid and binding obligations of the Company, enforceable against the Company, in accordance with their terms and entitled to the benefits provided by the Indenture, except to the extent that enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity.

            (xiii) Except to the extent that the failure to comply, lack of possession or invalidity would not result in a Material Adverse Change, (i) the Trust and the Company and each of its Subsidiaries holds, and is operating in compliance with, all franchises, grants, authorizations,

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    licenses, permits, easements, consents, certificates and orders of any governmental or self-regulatory body required for the conduct of its business and (ii) all such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect; and the Trust, the Company and each of its Subsidiaries is in compliance in all material respects with all applicable federal, state, local and foreign laws, regulations, orders and decrees.

            (xiv) The Company and its Subsidiaries have good and marketable title to all property described in the Memoranda as being owned by them, in each case free and clear of all liens, claims, security interests or other encumbrances except such as are described in the Memoranda; the property held under lease by the Company and its Subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or its Subsidiaries; the Company and each of its Subsidiaries owns or possesses all patents, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and rights necessary for the conduct of the business of the Company and its Subsidiaries as currently carried on and as described in the Memoranda; except as stated in the Memoranda, no name which the Company or any of its Subsidiaries uses and no other aspect of the business of the Company or any of its Subsidiaries will involve or give rise to any infringement of, or license or similar fees for, any patents, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets or other similar rights of others material to the business or prospects of the Company and neither the Company nor any of its Subsidiaries has received any notice alleging any such infringement or fee.

            (xv) Neither the Company nor any of its Subsidiaries is in violation of its respective charter or by-laws; the Trust is not in violation of the Trust Agreement or its Certificate of Trust; none of the Company, any of its Subsidiaries or the Trust is in breach of or otherwise in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement or any other material contract, lease or other instrument to which it is subject or by which any of them may be bound, or to which any of the material property or assets of the Company, any of its Subsidiaries or the Trust is subject.

            (xvi) The Trust, the Company and its Subsidiaries have filed all federal, state, local and foreign income and franchise tax returns required to be filed and are not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Trust, the Company or any of its Subsidiaries is contesting in good faith.

            (xvii) The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than the Memoranda or other materials permitted by the Securities Act to be distributed by the Company.

            (xviii)     Each of the Trust, the Company and its Subsidiaries
    maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally

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    accepted accounting principles and to maintain accountability for assets;
    (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (xix) Other than as contemplated by this Agreement, the Company has not incurred any liability for any finder's or broker's fee or agent's commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

            (xx) Neither the Company nor any of its affiliates is presently doing business with the government of Cuba or with any person or affiliate located in Cuba.

            (xxi) Proceeds from the sale of the Securities will constitute "tier II" capital under applicable regulations, currently in effect, as promulgated by the FRB.

            (xxii) To the best knowledge of the Company, following the Closing Date (as defined in paragraph 3(a) below), all conditions precedent to the obligations of the Company, Keycorp and Key Bank of the Rocky Mountains, Inc. to effect the transactions contemplated in the Stock Purchase Agreement will have been performed, complied with, or otherwise satisfied or waived, and no other action will be required in order to consummate the transactions contemplated by the Stock Purchase Agreement, other than completion of the Company's bank financing described in the Offering Memorandum and delivery of customary closing certificates and opinions. If waived, any condition so waived has been identified to the Underwriters.

           (xxiii) The Company and its Subsidiaries, and to the best knowledge of the Company, Keycorp has complied in all material respects with all covenants and agreements set forth in the Stock Purchase Agreement. To the best knowledge of the Company, each of the representations and warranties in the Stock Purchase Agreement of Keycorp is true and correct in all material respects.

         (a) Any certificate signed by any officer of the Company and delivered to you or to counsel for the Initial Purchasers shall be deemed a representation and warranty by the Company to each Initial Purchaser as to the matters covered thereby.

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    1.      PURCHASE, SALE AND DELIVERY OF SECURITIES.

         (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Securities to the Initial Purchasers, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company the principal amount of the Securities set forth opposite the name of such Initial Purchaser in Schedule I hereto. The purchase price for each Security shall be 99.0% of the principal amount thereof. In making this Agreement, each Initial Purchaser is contracting severally and not jointly; except as provided in Section 8 hereof, the agreement of each Initial Purchaser is to purchase only the respective amount of Securities specified in
Schedule I.

         The Securities will be delivered by the Company to Piper Jaffray Inc. for the accounts of each Initial Purchaser against payment of the purchase price therefor by immediately available funds payable to the order of the Company, at the offices of Piper Jaffray Inc., Piper Jaffray Tower, 222 South Ninth Street, Minneapolis, Minnesota, or such other location as may be mutually acceptable, at 9:00 a.m. Central time on the third full business day following the date hereof, or at such other time and date as you and the Company determine, such time and date of delivery being herein referred to as the "Closing Date." If the Initial Purchasers so elect, delivery of the Securities may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Initial Purchasers. The Securities, in definitive form and in such denominations and registered in such names as you may request upon at least two business days' prior notice to the Company and the Trustee, will be made available for checking and packaging not later than 10:30 a.m., Central time, on the business day next preceding the Closing Date at the offices of Piper Jaffray Inc., Piper Jaffray Tower, 222 South Ninth Street, Minneapolis, Minnesota, or such other location as may be mutually acceptable.

         (a) It is understood that each Initial Purchaser, may (but shall not be obligated to) make payment to the Company on behalf of the other Initial Purchaser for the Securities to be purchased by such Initial Purchaser. Any such payment by you shall not relieve such other Initial Purchaser of any of its obligations hereunder. Nothing herein contained shall constitute any of the Initial Purchasers an unincorporated association or partner with the Company.

         (a) The Initial Purchasers have advised the Company that the Initial Purchasers propose to offer the Securities for resale upon the terms and conditions set forth in this Agreement and in the Offering Memorandum. Each of the Initial Purchasers hereby represents and warrants to, and agrees with, the Company that it (i) has and will not solicit offers for, or offer or sell, such Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act, (ii) will solicit offers for such Securities pursuant to Rule 144A promulgated by the Commission under the Securities Act, as such rule may be amended from time to time ("Rule 144A"), or resales not involving a public offering, as applicable, only from, and will offer, sell or deliver such Securities, as part of its disposition thereof, only to, respectively (A) persons in the United States whom they reasonably believe to be qualified institutional buyers ("Qualified Institutional Buyers") as defined in Rule 144A and (B) to institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D); provided, however, that each such "accredited investor" must complete and deliver to such Initial Purchaser an investment letter substantially in the form of Exhibit B hereto prior to acceptance of any order,
(iii) is a Qualified Institutional Buyer, with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Securities, and (iv) will, during its initial disposition of the Securities, unless prohibited by applicable law, furnish to each person to whom it offers any Securities a copy of the Preliminary Offering Memorandum and will, during its initial disposition of the Securities furnish to each person to whom it sells any Securities a copy of the Offering Memorandum.

    1.      COVENANTS.

         (a) The Company covenants and agrees with the Initial Purchasers as follows:

            (i) The Company will advise you, promptly after it shall receive notice or obtain knowledge thereof, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose.

            (i) At any time prior to the completion of the disposition of the Securities by the Initial Purchasers, the Company will advise you promptly and, if requested by you, confirm such advice in writing, of the happening of any event that makes any statement of a material fact made in the Offering Memorandum (as amended or supplemented from time to time) untrue or which requires the making of any additions to or changes in the Offering Memorandum (as amended or supplemented from time to time) in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, during the period specified in the first sentence of this paragraph, any event shall occur as a result of which it is necessary, in the reasonable judgment of the Initial Purchasers, to amend or supplement the Offering Memorandum in order to make the Offering Memorandum not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company will forthwith amend or supplement the Offering Memorandum (in form and substance reasonably satisfactory to the Initial Purchaser) so that, as so amended or supplemented, the Offering Memorandum will not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to the purchaser, not misleading, and the Company will furnish to the Initial Purchasers copies of such amendment or supplement in an amount reasonably requested by the Initial Purchasers.

            (i) At any time prior to completion of the disposition of the Securities by the Initial Purchasers, the Company and each of its Subsidiaries will, as required, file promptly all documents required to be filed with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

            (i) The Company will not solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising.

            (i) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D) will offer, sell or solicit offers to buy or otherwise negotiate in respect of any security

    (as defined in the Securities Act) which will be integrated with the sale of the Securities in a manner that would require the registration of the Securities under the Securities Act.

            (i) During the period from the Closing Date to two years after the Closing Date, neither the Company, nor its Subsidiaries will, and will not permit any "affiliate" (as defined in Rule 144 under the Securities Act) of any of them to, resell any of the Securities that have been reacquired by them, except for Securities purchased by the Company, or any of its respective affiliates and resold in a transaction registered under the Securities Act.

            (i) The Company will, so long as the Securities are outstanding and any Securities are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, either (i) timely file reports and other information with the Commission under Section 13 or 15(d) of the Exchange Act, or (ii) in the event it is not subject to Section 13 or 15(d) of the Exchange Act, make available to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon request of such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to permit compliance with Rule 144A in connection with resales of the Securities.

            (i) Each of the Securities will bear the legend contained in "Notice to Investors" in the Offering Memorandum, except after such Securities are resold or exchanged pursuant to a registration statement effective under the Securities Act.

            (i) The Company shall apply the net proceeds of its sale of the Securities as set forth in the Offering Memorandum.

            (i) The Company shall not invest, or otherwise use the proceeds received from the sale of the Securities in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act or the rules and regulations thereunder.

            (i) The Company will use its reasonable best efforts to do and perform all things required to be done and performed under this Agreement by it prior to or after the Closing Date and to satisfy all conditions precedent on its part to the delivery of the Securities.

            (i) During the period beginning on the date of this Agreement and continuing to and including the Closing Date, except as described in the Offering Memorandum, there will be no transactions entered into by the Company which are material with respect to the Company and the Subsidiaries taken as a whole, and during such period there will be no dividend or distribution of any kind declared, paid or made by the Company on any class of capital stock or other equity interests except pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company described in the Offering Memorandum and in effect on the date hereof, and issuable upon the conversion of securities or the exercise of warrants outstanding on the date hereof and described in the Offering Memorandum.

            (i) The Company will use its best efforts to qualify the Securities for sale, or secure any necessary exemptions, under the securities laws of such jurisdictions as you reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Securities, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any state.

            (i) The Company will furnish to the Initial Purchasers the Offering Memorandum, and all amendments and supplements to such document, in each case as soon as available and in such quantities as you may from time to time reasonably request.

            (i) During a period of five years commencing with the date hereof, the Company will furnish to the Initial Purchasers, copies of all periodic and special reports furnished to the stockholders of the Company and all information, documents and reports filed with the Commission, the National Association of Securities Dealers, Inc., NASDAQ or any securities exchange.

            (i) The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid (A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Initial Purchasers of the Securities, (B) all expenses and fees (including, without limitation, fees and expenses of the Company's accountants and counsel and the fees and expenses of the Initial Purchasers' counsel) in connection with the preparation, printing, distribution, delivery, and shipping of each Memoranda (including financial statements and exhibits) and any amendment thereof or supplement thereto, and the printing, delivery, and shipping of this Agreement, the Indenture, the Registration Rights Agreement and other documents, including Blue Sky Memoranda, printed, distributed and delivered in connection with the offering and sale of the Securities, (C) all filing fees and fees and disbursements of the Initial Purchasers' counsel incurred in connection with the qualification of the Securities for offering and sale by the Initial Purchasers or by dealers under the securities or blue sky laws of the states and other jurisdictions which you shall designate, (D) the fees and expenses of any transfer agent or registrar, (E) the fees relating to the rating of the Securities by one or more rating agencies, (F) the fees and expenses of the Trustee and any of its agents and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities and (G) the performance by the Company of its other obligations under this Agreement, including (without limitation) the cost of printing and engraving the certificates representing the Securities and all expenses and taxes incident to the sale and delivery of the Securities to you and (H) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein. If the sale of the Securities provided for herein is not consummated by reason of action by the Company pursuant to Section 9(a) hereof which prevents this Agreement from becoming effective, or by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Initial Purchasers' obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the Initial Purchasers for all out-of-pocket disbursements (including fees and disbursements of counsel) incurred by the Initial Purchasers in connection with their investigation, preparing to market and marketing the Securities or in contemplation of performing their obligations hereunder. The Company shall not in any event be liable to any of the Initial Purchasers for loss of anticipated profits from the transactions covered by this Agreement.

            (i) The Company will not amend or supplement the Memoranda, other than by filing documents under the Exchange Act which are incorporated by reference therein, without the prior written consent of the Initial Purchasers; provided, however, that, prior to the completion of the disposition of the Securities by the Initial Purchasers (as determined by the Initial Purchasers), the Company will not file any document under the Exchange Act which is incorporated by reference in the Offering Memorandum unless, prior to such proposed filing, the Company has furnished the Initial Purchasers with a copy of such document for their review and the Initial Purchasers have not reasonably objected to the filing of such document. The Company will promptly advise the Initial Purchasers when any document filed under the Exchange Act which is incorporated by reference in the Offering Memorandum shall have been filed with the Commission.

            (i) The Company will cooperate with the Initial Purchasers and use its best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

            (i) In connection with any disposition of Securities pursuant to a transaction made in compliance with applicable State securities laws and (i) satisfying the requirements of Rule 144(k) under the Securities Act, (ii) satisfying the requirements of Rule 904 of Regulation S, (iii) made pursuant to an effective registration statement under the Securities Act or (iv) disposed of in any other transaction that does not require registration under the Securities Act (and the Company has received an opinion of counsel or other documentation satisfactory to it to such effect), the Company will reissue certificates evidencing such Securities without the legend set forth under the heading "Notice to Investors" in the Offering Memorandum (provided, in the case of a transaction specified in clause (iv) above, that the legal opinion referred to therein so permits).

    1. CONDITIONS OF INITIAL PURCHASERS' OBLIGATIONS. The obligations of the Initial Purchasers hereunder are subject to the accuracy, as of the date hereof and at the Closing Date (as if made at such Closing Date), of and compliance with all representations, warranties and agreements of the Company contained herein, to the performance by the Company of its respective obligations hereunder and to the following additional conditions:

         No Initial Purchaser shall have advised the Company that the Memoranda or any amendment thereof or supplement thereto contains an untrue statement of fact which, in your opinion, is material, or omits to state a fact which, in your opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.

         (a) Except as contemplated in the Offering Memorandum, subsequent to the respective dates as of which information is given in the Offering Memorandum, neither the Company nor any of its Subsidiaries shall have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there shall not have been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt of the Company, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company or any of its Subsidiaries, or any Material Adverse Change, that, in your judgment, makes it impractical or inadvisable to offer or deliver the Securities on the terms and in the manner contemplated in the Offering Memorandum.

              On the Closing Date, there shall have been furnished to the Initial Purchasers, the opinion of Lindquist & Vennum P.L.L.P., counsel for the Company, dated the Closing Date and addressed to you, to the effect that:

            (i) Each of the Company and its Subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and is duly registered as a bank holding company under the BHC Act. The deposit accounts of each of the Company's Subsidiaries that is a bank are insured by the FDIC, and, to the knowledge of such counsel, no proceedings for the termination or revocation of such membership or insurance are pending or threatened. Each of the Company and its Subsidiaries has full corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Offering Memorandum, and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which its ownership or lease of real property or the conduct of its business makes such qualification necessary and in which the failure to so qualify would result in a Material Adverse Change. To the best of such counsel's knowledge, neither the Company nor any of its Subsidiaries is in violation of its respective charter or bylaws

            (i) The statements in the Offering Memorandum under the captions "Recent Developments", "Description of Notes", "Exchange Offer; Registration Rights", and Notice to Investors" insofar as such statements constitute matters of law applicable to the Company or summaries of documents, fairly present the information required to be included therein in all material respects. All of the issued and outstanding shares of the capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, and the holders thereof are not subject to personal liability by reason of being such holders. Except as otherwise stated in the Offering Memorandum, there are no preemptive rights or options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the capital stock of the Company pursuant to the Company's charter, bylaws or any agreement or other instrument known to such counsel to which the Company is a party or by which the Company is bound. To the best of such counsel's knowledge, neither the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company.

            (i) All of the issued and outstanding shares of capital stock of each of the Company's Subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, to the best of such counsel's knowledge, except as otherwise described in the

    Offering Memorandum and except for directors' qualifying shares, the Company owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances in the case of the Subsidiaries set forth on Exhibit A attached hereto, that percentage of shares of the issued and outstanding shares of such Subsidiaries' stock as is set forth on such Exhibit A. To the best of such counsel's knowledge, except as described in the Offering Memorandum, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company or any of its Subsidiaries any shares of the capital stock of any Subsidiary of the Company.

            (i) The Securities are in the form contemplated by the Indenture, have been duly authorized, executed and delivered by the Company and, when authenticated by the Trustee in the manner provided for in the Indenture and delivered against payment therefor, will constitute valid and binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

            (i) The Securities are subordinate and junior in right of payment to all "Senior Indebtedness" (as defined in the Indenture) of the Company.

            (i) The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the 1940 Act.

            (i) To the best of such counsel's knowledge, no stop order suspending the qualification of the Securities for offering or sale in any jurisdiction has been instituted or threatened by the Commission.

            (i) To such counsel's knowledge, there are no legal or governmental proceedings or rulings, pending or threatened, to which the Company is a party or to which any of its respective property is subject which, if determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the performance by the Company of its obligations pursuant to this Agreement.

            (i) The reports of the Company incorporated by reference in the Offering Memorandum, or any further amendment or supplement thereto, made by the Company (other than the financial statements, other financial data and related schedules therein, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

            (i) The Company has full corporate power and authority to enter into this Agreement, the Indenture, and the Registration Rights Agreement and to issue the Securities and to effect the transactions contemplated by this Agreement, the Indenture and the Registration Rights Agreement and each of this Agreement, the Indenture and the Registration Rights Agreement is duly authorized, executed and delivered by the Company and constitutes a valid, legal and binding obligation of the Company enforceable in accordance with its terms (except as rights to indemnity hereunder and under the Registration Rights Agreement may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity). The execution, delivery and performance of this Agreement, the Indenture, the Registration Rights Agreement and the issuance, offer and sale of Securities and the consummation of the transactions herein or therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule or regulation, any agreement or instrument known to such counsel to which the Company is a party or by which it is bound or to which any of its property is subject, the Company's charter or bylaws, or any other order or decree known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its respective properties, except for any breach, violation or default which would not result in a Material Adverse Change; and no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Indenture, the Registration Rights Agreement or for the consummation of the transactions contemplated hereby or thereby, including the issuance or sale of the Securities, except (a) under the Securities Act, state securities or blue sky laws, (b) the regulations of the NASD with respect to the Registration Rights Agreement, and (c) the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, and the regulations thereunder.

            (i) Assuming (A) the accuracy of, and compliance with, the representations, warranties and covenants of the Company in this Agreement,
    (B) the accuracy of, and compliance with, the representations, warranties and covenants of the Initial Purchasers in Section 3 of this Agreement, (C) the accuracy of the representations and warranties of each of the purchasers to whom the Initial Purchasers initially resell the Securities as specified in Section 3 of this Agreement, (D) the compliance by the Initial Purchasers with the offering and transfer procedures and restrictions described in the Offering Memorandum and (E) receipt by the purchasers to whom the Initial Purchaser initially resells the Securities of a copy of the Offering Memorandum prior to such sale, and (F) the execution by each institutional accredited investor purchasing securities from the Initial Purchasers of the investment letter described in Section 3(c), it is not necessary in connection with the offer, sale and delivery of the Securities or in connection with the initial resale of such Securities in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the Securities Act, it being understood that no opinion is expressed as to any subsequent resale of any Securities.

            (i) The Offering Memorandum and any amendment thereof or supplement thereto, comply as to form in all material respects with the applicable requirements of the Securities Act and the Rules and Regulations; and on the basis of conferences with officers of the Company, examination of documents referred to in the Offering Memorandum and such other procedures as such counsel deemed appropriate, nothing has come to the attention of such counsel that causes such counsel to believe that the Offering Memorandum (as of the date thereof and as of the Closing Date) as amended or supplemented, includes any untrue statement of material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements or other financial data included in the Offering Memorandum.

            (i) The Company has full corporate power and authority to enter into the Stock Purchase Agreement and to perform all of its obligations under the Stock Purchase Agreement, and the Stock Purchase Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid, legal and binding obligation of the Company enforceable against the Company in accordance with its terms (except as such enforceability may be limited by supervisory powers of bank regulatory agencies and by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity); the execution, delivery and performance of the Stock Purchase Agreement and the consummation of the transactions therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule or regulation, any agreement or instrument known to such counsel to which the Company is a party or by which either is bound or to which any of their property is subject, the Company's charter or bylaws, or any order or decree known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its respective properties, the result of which individually or in the aggregate would prevent the Company from performing its obligations under the Stock Purchase Agreement; and no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of the Stock Purchase Agreement or for the consummation of the transactions contemplated thereby, except such regulatory approvals contemplated by the Stock Purchase Agreement, each of which has been obtained.

            (xiv) To the best of such counsel's knowledge, there is no pending or threatened action or proceeding to which the Company is a party or to which any property of the Company or any Subsidiary is subject, which action or proceeding arises out of or relates to the Stock Purchase Agreement.

             (xv)       Such other matters as you may reasonably request.

       In rendering such opinion such counsel may rely (i) as to matters of law other than Delaware, Minnesota and federal law, upon the opinion or opinions of local counsel provided that the extent of such reliance is specified in such opinion and that such counsel shall state that such opinion or opinions of local counsel are satisfactory to them and that they believe they and you are justified in relying thereon and (ii) as to matters of fact, to the extent such counsel deems reasonable upon certificates of officers of the Company and its subsidiaries provided that the extent of such reliance is specified in such opinion.

         (a) On the Closing Date, there shall have been furnished to you, such opinion or opinions from Faegre & Benson LLP, counsel for the Initial Purchasers, dated the Closing Date and addressed to you, with respect to the formation of the Company, the validity of the Securities, the Memoranda and other related matters as you reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

         (a) On the Closing Date you shall have received a letter from Ernst & Young LLP, dated the Closing Date and addressed to the Initial Purchasers, confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given, or incorporated by reference, in the Offering Memorandum, as of a date not more than five days prior to the date of such letter), the conclusions and findings of said firm with respect to the financial information and other matters covered by its letter delivered to the Initial Purchasers concurrently with the execution of this Agreement, and the effect of the letter so to be delivered on the Closing Date shall be to confirm the conclusions and findings set forth in such prior letter.

         (a) The Securities, the Indenture and the Registration Rights Agreement shall have been executed and delivered by the Company.

         (a) Prior to the Closing Date there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

         (a) On the Closing Date, there shall have been furnished to the Initial Purchasers, a certificate, dated such Closing Date and addressed to you, signed by the chief executive officer and by the chief financial officer of the Company, to the effect that:

            (i) The representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made at and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

            (i) No stop order or other order suspending the qualification of the Securities for offering or sale has been issued, and no proceeding for that purpose has been instituted or, to the best of their knowledge, is contemplated by the Commission or any state or regulatory body; and

            (i) The signers of said certificate have carefully examined the Memoranda, and any amendments thereof or supplements thereto, and (A) such documents contain all statements and information required to be included therein and do not include any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading,
    (B) since the date of the Offering Memorandum, there has occurred no event required to be set forth in an amended or supplemented offering memorandum which has not been so set forth, (C) subsequent to the date as of which information is given in the Offering Memorandum, neither the Trust, the Company nor any of its Subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock, and except as disclosed in the Offering Memorandum, there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company, or any of its subsidiaries, or any Material Adverse Change, and (D) except as stated in the Offering Memorandum, there is not pending, or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Trust, the Company or any of its Subsidiaries is a party before or by any court or governmental agency, authority or body, or any arbitrator, which might result in any Material Adverse Change.

         (a) The Company shall have furnished to you and counsel for the Initial Purchasers such additional documents, certificates and evidence as you or they may have reasonably requested.

       All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and counsel for the Initial Purchasers. The Company will furnish you with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request.


    1.     INDEMNIFICATION AND CONTRIBUTION.

         (a) The Company agrees to indemnify and hold harmless each Initial Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Initial Purchaser may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any of the Memoranda, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Initial Purchaser for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of the Memoranda, or any amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by you specifically for use in the preparation thereof.

       In addition to their other obligations under this Section 6(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 6(a), it will reimburse each Initial Purchaser on a monthly basis for all reasonable legal fees or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse the Initial Purchasers for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Initial Purchaser that received such payment shall promptly return it to the party or parties that made such payment, together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by Norwest Bank Minnesota, N.A. (the "Prime Rate"). Any such interim reimbursement payments which are not made to an Initial Purchaser within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement shall be in addition to any liabilities which the Company may otherwise have.


         (a) Each Initial Purchaser will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Initial Purchaser), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Memoranda, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any of the Memoranda, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by you an Initial Purchaser, specifically for use in the preparation thereof, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action.

         (a) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party's election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the sole judgment of the Initial Purchasers, it is advisable for the Initial Purchasers to be represented as a group by separate counsel, the Initial Purchaser shall have the right to employ a single counsel to represent the Initial Purchasers who may be subject to liability arising from any claim in respect of which indemnity may be sought by the Initial Purchasers under subsection (a) of this Section 6, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the Initial Purchasers as incurred (in accordance with the provisions of the second paragraph in subsection (a) above). An indemnifying party shall not be obligated under any settlement agreement relating to any action under this Section 6 to which it has not agreed in writing.

         (a) If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Initial Purchasers, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Initial Purchasers and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it and resold to subsequent purchasers as described in the Offering Memorandum exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations hereunder and not joint.

         (a) The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act; and the obligations of the Initial Purchasers under this Section 6 shall be in addition to any liability that the respective Initial Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Offering Memorandum as about to become a director of the Company), to the chief executive officer and chief financial officer of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act.

    1. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties, and agreements of the Company herein or in certificates delivered pursuant hereto, and the agreements of the several Initial Purchasers and the Company contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Initial Purchaser or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Securities to and by the Initial Purchasers hereunder.

    1.     SUBSTITUTION OF INITIAL PURCHASERS.

         (a) If any Initial Purchaser shall fail to take up and pay for the amount of Securities agreed by such Initial Purchaser to be purchased hereunder, upon tender of such Securities in accordance with the terms hereof, and the aggregate principal amount of Securities not purchased does not aggregate more than 10% of the aggregate principal amount of Securities, the remaining Initial Purchaser shall be obligated to take up and pay for the Securities that the withdrawing or defaulting Initial Purchaser agreed but failed to purchase.

         (a) If any Initial Purchaser shall fail to take up and pay for the principal amount of Securities agreed by such Initial Purchaser to be purchased hereunder, upon tender of such Securities in accordance with the terms hereof, and the principal amount of Securities not purchased aggregates more than 10% of the aggregate principal amount of Securities, and arrangements satisfactory to you for the purchase of such Securities by other persons are not made within 36 hours thereafter, this Agreement shall terminate. In the event of any such termination the Company shall not be under any liability to either Initial Purchaser (except to the extent provided in Section 4(a)(xvi) and Section 6 hereof) nor shall either Initial Purchaser (other than the Initial Purchaser who shall have failed, otherwise than for some reason permitted under this Agreement, to purchase the amount of Securities agreed by such Initial Purchaser to be purchased hereunder) be under any liability to the Company (except to the extent provided in Section 6 hereof).

      If Securities to which a default relates are to be purchased by the non-defaulting Initial Purchaser or by any other party or parties, the non-defaulting Initial Purchaser or the Company shall have the right to postpone the Closing Date for not more than seven business days in order that the necessary changes in the Offering Memorandum and any other documents, as well as any other arrangements, may be effected. As used herein, the term "Initial Purchaser" includes any person substituted for an Initial Purchaser under this
Section 8.

    1.     EFFECTIVE DATE OF THIS AGREEMENT AND TERMINATION.

         (a) This Agreement shall become effective at 10:00 a.m., Central time, on the first full business day following the date hereof. By giving notice as hereinafter specified before the time this Agreement becomes effective the Initial Purchaser, or the Company may prevent this Agreement from becoming effective without liability of any party to any other party, except that the provisions of Section 4(a)(xvi) and Section 6 hereof shall at all times be effective.

         (a) You shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the Closing Date if (i) the Company shall have failed, refused or been unable, at or prior to such Closing Date, to perform any agreement on its part to be performed hereunder, (ii) any other condition of the Initial Purchasers' obligations hereunder is not fulfilled, (iii) trading on the New York Stock Exchange or the American Stock Exchange shall have been wholly suspended, (iv) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York Stock Exchange, the American Stock Exchange or Nasdaq Stock Market, by such Exchange or by order of the Commission or any other governmental authority having jurisdiction, (v) a banking moratorium shall have been declared by Federal, New York, Minnesota, North Dakota or South Dakota authorities, or (vi) there has occurred any material adverse change in the financial markets in the United States or an outbreak of major hostilities (or an escalation thereof) in which the United States is involved, a declaration of war by Congress, any other substantial national or international calamity or any other event or occurrence of a similar character shall have occurred since the execution of this Agreement that, in your judgment, makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Securities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(a)(xvi) and Section 6 hereof shall at all times be effective.

         (a) If you elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section, the Company, shall be notified promptly by you by telephone or telegram, confirmed by letter. If the Company elects to prevent this Agreement from becoming effective, you shall be notified by the Company by telephone or telegram, confirmed by letter.

    1. INFORMATION FURNISHED BY INITIAL PURCHASERS. The statements set forth in the last paragraph of the cover page and under the caption "Plan of Distribution" in any Memoranda constitute the written information furnished by or on behalf of the Initial Purchasers referred to in Section 2 and Section 6 hereof.

    1. NOTICES. Except as otherwise provided herein, all communications hereunder shall be in writing or by telegraph and, if to the Initial Purchasers, shall be mailed, telegraphed or delivered to the Initial Purchasers c/o Piper Jaffray Inc., Piper Jaffray Tower, 222 South Ninth Street, Minneapolis, Minnesota 55402, except that notices given to an Initial Purchaser pursuant to
Section 6 hereof shall be sent to such Initial Purchaser at the address stated in the Initial Purchasers' Questionnaire furnished by such Initial Purchaser in connection with this offering; if to the Company, shall be mailed, telegraphed or delivered to it at 520 Main Avenue, Fargo, North Dakota 58124-0001,
Attention: Donald R. Mengedoth, or in each case to such other address as the person to be notified may have requested in writing. All notices given by telegram shall be promptly confirmed by letter. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

    1. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 6. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors and assigns" as herein used shall not include any purchaser, as such purchaser, of any of the Securities from any of the Initial Purchasers.

    1. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

                               [Signature Page Follows]

         Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company and the Initial Purchasers in accordance with its terms.

                                   Very truly yours,

                                   COMMUNITY FIRST BANKSHARES, INC.


                                   By     /s/ Donald R. Mengedoth
                                          --------------------------------------
                                          Donald R. Mengedoth
                                          President and Chief Executive Officer



Confirmed as of the date first
above mentioned, on behalf of
themselves and the other several
Initial Purchasers named in Schedule I
hereto.

PIPER JAFFRAY INC.


By   /s/ Joyce Nelson Schuette
    --------------------------------------
    Managing Director


KEEFE, BRUYETTE & WOODS, INC.


By   /s/ Peter J. Wirth
    --------------------------------------
    Senior Vice President


M1:0257354.05

                                      SCHEDULE I


Initial Purchasers                        Principal Amount of Purchased Notes

Piper Jaffray Inc.                                    $36,000,000
Keefe, Bruyette & Woods, Inc.                         $24,000,000
                                                      -----------

Total. . . . . . . . . . . . . . . . . . . . . . . . .$60,000,000
                                                      -----------
                                                      -----------